UACSC 99-D
                  UNION ACCEPTANCE CORPORATION
                           (Servicer)
                            06/30/00

NOTE BALANCE RECONCILIATION                                                             DOLLARS
                                                     CLASS A-1        CLASS A-2        CLASS A-3        CLASS A-4        CLASS B
                                                   -------------    -------------    -------------    -------------   -------------
Original Note Balances                             58,575,000.00    82,125,000.00    66,050,000.00    77,781,000.00   18,161,808.00
Beginning Period Note Balances                      3,368,800.44    82,125,000.00    66,050,000.00    77,781,000.00   18,161,808.00
Principal Collections - Scheduled Payments          3,289,546.88                -                -                -               -
Principal Collections - Payoffs                        79,253.56     2,438,250.34                -                -               -
Principal Withdrawal from Payahead                             -           593.97                -                -               -
Gross Principal Charge Offs                                    -       737,346.42                -                -               -
Repurchases                                                    -         5,870.30                -                -               -
Accelerated Principal                                          -                -                -                -               -
Principal shortfall, up to Accelerated Principal               -                -                -                -               -
Total Principal to be Distributed                   3,368,800.44     3,182,061.03                -                -               -
                                                   -------------    -------------    -------------    -------------   -------------
Ending Note Balances                                        0.00    78,942,938.97    66,050,000.00    77,781,000.00   18,161,808.00
                                                   =============    =============    =============    =============   =============


Note Factor                                            0.0000000        0.9612534        1.0000000        1.0000000       1.0000000
Interest Rate                                            6.12875%          6.4500%          6.6700%           6.850%          7.070%





NOTE BALANCE RECONCILIATION                                            NUMBERS
                                                          TOTAL
                                                     --------------     ------
Original Note Balances                               302,692,808.00     24,594
Beginning Period Note Balances                       247,486,608.44     18,550
Principal Collections - Scheduled Payments             3,289,546.88
Principal Collections - Payoffs                        2,517,503.90        293
Principal Withdrawal from Payahead                           593.97
Gross Principal Charge Offs                              737,346.42         53
Repurchases                                                5,870.30          1
Accelerated Principal
Principal shortfall, up to Accelerated Principal
Total Principal to be Distributed                      6,550,861.47
                                                     --------------     ------
Ending Note Balances                                 240,935,746.97     18,203
                                                     ==============     ======


Note Factor                                               0.7959745
Interest Rate                                                6.5758%

PRINCIPAL BALANCE RECONCILIATION

Original Principal Balance                                       302,692,808.32
Beginning Period Principal Balance                               250,513,536.84
Principal Collections - Scheduled Payments                         3,289,546.88
Principal Collections - Payoffs                                    2,517,503.90
Principal Withdrawal from Payahead                                       593.97
Gross Principal Charge Offs                                          737,346.42
Repurchases                                                            5,870.30
                                                                 --------------
Ending Principal Balance                                         243,962,675.37
                                                                 ==============
Ending Note Balances                                             240,935,746.97
                                                                 ==============
Tail not sold                                                              0.32
                                                                 ==============
Cumulative Accelerate Principal                                    3,026,928.08
                                                                 ==============


CASH FLOW RECONCILIATION

Principal Wired                                                    5,807,766.01
Interest Wired                                                     2,617,531.50
Withdrawal from Payahead Account                                         793.27
Repurchases (Principal and Interest)                                   5,891.85
Charge Off Recoveries                                                370,522.84
Interest Advances                                                     98,338.35
Collection Account Interest Earned                                    30,648.56
Spread Account Withdrawal                                                     -
Policy Draw for Principal or Interest                                         -
                                                                 --------------

Total Cash Flow                                                    8,931,492.38
                                                                 ==============


TRUSTEE DISTRIBUTION (7/10/00)

Total Cash Flow                                                    8,931,492.38
Unrecovered Advances on Defaulted Receivables                         22,761.09
Servicing Fee (Due and Unpaid)                                                -
Interest to Class A-1 Noteholders, including any overdue amounts      18,352.48
Interest to Class A-2 Noteholders, including any overdue amounts     441,421.88
Interest to Class A-3 Noteholders, including any overdue amounts     367,127.92
Interest to Class A-4 Noteholders, including any overdue amounts     443,999.88
Interest to Class B Noteholders, including any overdue amounts       107,003.32
Principal to Class A-1 Noteholders, including any overdue amounts 3,368,800.44 Principal to Class A-2 Noteholders, including any overdue amounts 3,182,061.03
Principal to Class A-3 Noteholders, including any overdue amounts             -
Principal to Class A-4 Noteholders, including any overdue amounts             -
Principal to Class B Noteholders, including any overdue amounts               -
Insurance Premium                                                     30,935.83
Interest Advance Recoveries from Payments                             55,759.57
Unreimbursed draws on the Policy for Principal or Interest                    -
Deposit to Payahead                                                      831.22
Payahead Account Interest to Servicer                                     74.01
Excess                                                               892,363.71
                                                                 --------------

Net Cash                                                                      -
                                                                 ==============

Servicing Fee Retained from Interest Collections                     208,761.28

SPREAD ACCOUNT RECONCILIATION


Original Balance                                                     756,732.02
Beginning Balance                                                  3,026,928.08
Trustee Distribution of Excess                                       892,363.71
Interest Earned                                                       16,075.95
Spread Account Draws                                                          -
Reimbursement for Prior Spread Account Draws                                  -
Distribution of Funds to Servicer                                   (908,439.66)
                                                                 --------------
Ending Balance                                                     3,026,928.08
                                                                 ==============

Required Balance                                                   3,026,928.08

FIRST LOSS PROTECTION AMOUNT RECONCILIATION

Original Balance                                                  12,107,712.33
Beginning Balance                                                  4,269,478.06
Reduction Due to Spread Account                                           (0.00)
Reduction Due to Accelerated Principal                                        -
Reduction Due to Principal Reduction                                (302,792.75)
                                                                 --------------
Ending Balance                                                     3,966,685.31
                                                                 ==============

First Loss Protection Required Amount                              3,966,685.31
First Loss Protection Fee %                                                2.00%
First Loss Protection Fee                                              6,611.14


POLICY RECONCILIATION

Original Balance                                                 302,692,808.00
Beginning Balance                                                246,089,509.32
Draws                                                                         -
Reimbursement of Prior Draws                                                  -
                                                                 --------------
Ending Balance                                                   246,089,509.32
                                                                 ==============

Adjusted Ending Balance Based Upon Required Balance              239,495,485.65
                                                                 ==============
Required Balance                                                 239,495,485.65


PAYAHEAD RECONCILIATION


Beginning Balance                                                     13,877.91
Deposit                                                                  831.22
Payahead Interest                                                         74.01
Withdrawal                                                               793.27
                                                                 --------------
Ending Balance                                                        13,989.87
                                                                 ==============

CURRENT DELINQUENCY
                                                PRINCIPAL         % OF ENDING
# PAYMENTS DELINQUENT           NUMBER            BALANCE          POOL BALANCE
---------------------           ------            -------          ------------
1 Payment                        323           3,873,504.76            1.59%
2 Payments                       208           2,835,047.38            1.16%
3 Payments                       112           1,487,380.37            0.61%
                                 ---           ------------
Total                            643           8,195,932.51            3.36%
                                 ===           ============



DELINQUENCY RATE (60+)
                                                               RECEIVABLE
                                            END OF PERIOD      DELINQUENCY
PERIOD                       BALANCE        POOL BALANCE          RATE
------                       -------        ------------          ----
Current                    4,322,427.75    243,962,675.37         1.77%
1st Previous               3,796,280.08    250,513,536.84         1.52%
2nd Previous               2,999,706.35    258,083,355.51         1.16%


NET LOSS RATE

                                                                                    DEFAULTED
                                                              LIQUIDATION            AVERAGE                   NET LOSS
PERIOD                                        BALANCE          PROCEEDS            POOL BALANCE              (ANNUALIZED)
------                                        -------          --------            ------------              ------------
Current                                       737,346.42       370,522.84         247,238,106.11                   1.78%
1st Previous                                  897,714.40       311,633.81         254,298,446.18                   2.77%
2nd Previous                                  706,935.36       207,003.92         261,290,453.13                   2.30%

Gross Cumulative Charge Offs                4,112,837.41                     Number of Repossessions                  50
Gross Liquidation Proceeds                  1,062,631.64                     Number of Inventoried Autos EOM         119
Net Cumulative Loss Percentage                      1.01%                    Amount of Inventoried Autos EOM  855,300.00
Net Cumulative Loss Percentage
  (adjusted for estimated
 future Liquidation Proceeds)                       0.73%
Trigger                                             1.50%
Status                                                OK



EXCESS YIELD TRIGGER
                                                                  EXCESS YIELD
                            EXCESS            END OF PERIOD        PERCENTAGE
PERIOD                       YIELD             POOL BALANCE       (ANNUALIZED)
------                       -----             ------------       ------------
Current                     971,789.60        240,935,746.97          4.84%
1st Previous                830,113.00        247,486,608.44          4.03%
2nd Previous                637,606.11        255,056,427.11          3.00%
3rd Previous                575,521.09        261,470,622.35          2.64%
4th Previous              1,461,979.29        269,406,789.78          6.51%
5th Previous              1,529,321.81        275,907,866.68          6.65%

                                              CURRENT
                                               LEVEL      TRIGGER       STATUS
                                               -----      -------       ------
Six Month Average Excess Yield                 4.61%       1.50%          OK

Trigger Hit in Current or any Previous Month                              NO




DATE:  June 6, 2000                       /s/ Diane Slomka
                                          ---------------------------------
                                                  DIANE SLOMKA
                                                 FINANCE OFFICER